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                                                                     EXHIBIT 5.1

                               PALMER & DODGE LLP
                               One Beacon Street
                          Boston, Massachusetts 02108

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                               November 13, 2000

Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808

         We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Lamar Advertising Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to the registration of up to 725,000 shares (the "Merger Shares") of the Company's Class A Common Stock, $0.001 par value, to be issued in connection with the merger of a wholly owned subsidiary of the Company with and into Bowlin Outdoor Advertising & Travel Centers Incorporated ("Bowlin") pursuant to an Agreement and Plan of Merger dated as of October 3, 2000 (the "Agreement") among the Company, such subsidiary and Bowlin. We understand that the Merger Shares are to be offered and sold in the manner described in the Registration Statement.

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Merger Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that upon issuance in accordance with the Agreement, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in prospectus filed as part thereof.

                                                     Very truly yours,

                                                     /s/ Palmer & Dodge LLP